Exhibit 10.3

MANAGEMENT RIGHTS AGREEMENT

This MANAGEMENT RIGHTS AGREEMENT (the “Agreement”) is entered into effective as of August 16, 2005 (the “Effective Date”) by and among Venus Beauty Supply, Inc., a Florida corporation (the “Company”), Gabriele M. Cerrone, (the “Consultant”) and Panetta Partners, Ltd., a Colorado limited partnership (“Shareholder”), with reference to the facts and circumstances set forth in the Recitals below:

RECITALS

A.      The Company has entered into a Securities Exchange Agreement dated as of August 16, 2005 (the “Exchange Agreement”) under which it proposes to acquire all of the outstanding capital stock of Fermavir Research, Inc., a Delaware corporation (“Fermavir”)

B.      The Company has engaged Consultant to provide services under a Consulting agreement dated as of August 16, 2005 which, among other things, contemplates Consultant becoming a member of the Company’s Board of Directors and serving as the Chairman of the Board.

C.      Shareholder has agreed to sell 1,918,367.34 of 2,000,000 shares of the Company’s common stock to the Company for a combination of cash and notes pursuant to a Repurchase Agreement between the Company and the Shareholder dated as of August 16, 2005 (the “Repurchase Agreement”) to facilitate the transaction contemplated by the Exchange Agreement and, as a result of such sale, a recapitalization of the outstanding shares of the Company’s common stock and related private placement, the Shareholder’s ownership of the Company’s capital stock will be reduced to less than 15%.

D.      As further inducement for the Shareholder to consummate the transactions contemplated by the Repurchase Agreement, the Company has determined that it is the best interests of the Company and its shareholders to grant certain rights to the Shareholder pursuant to this Agreement.

NOW, THEREFORE, in consideration of the above Recitals, the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.         Agreements Relating to the Board of Directors.

1.1      Board of Directors.

(a)      Consultant. The Company agrees to (i) enlarge the number of members constituting the entire board by consent of the current sole director and fill the vacancy created thereby by appointing the Consultant as Chairman of the Board; and thereafter (ii) take “all reasonable action” (defined below) to elect Consultant as the Chairman of Company’s Board of Directors during the term of this Agreement

(b)      Shareholder Designee. So long as Shareholder owns an aggregate of 1% of the Company’s outstanding capital stock, Shareholder shall have the right (1) to designate one Director (the “Shareholder Designee”) who (subject to the Director meeting the requirements of any regulation or stock market or exchange rule applicable to the Company or the Company’s common stock) shall serve on the Nominating, Compensation and Audit Committees of the Company’s Board of Directors (or any committee performing a similar function); (2) to remove the Shareholder Designee with or without cause and to designate a new member to the Board in the place of the Shareholder Designee removed designees place; and (3) to appoint a replacement in the event the Shareholder Designee resigns. The Company agrees to (i) within one two business days of the Shareholder giving the Company notice of the name, address and general business background of the Shareholder Designee, call a special meeting of the Board to held not less that the business day following such call and enlarge the number of members constituting the entire board by one and fill the vacancy created thereby by appointing the Shareholder Designee as a director of the Company; and thereafter (ii) take “all reasonable action” (defined below) to elect the Shareholder Designee to Board of Directors during the term of this Agreement In the event, at the time of any prospective action, no member of the board of Directors is the Shareholder Designee, the Consultant shall be deemed to serve in such capacity.

1.2      Observer Rights. The Company further agrees during the Term of this Agreement, the Shareholder shall be entitled to designate a non-voting observer to attend and participate in (but not to vote at) all meetings of the Board of Directors of the Company and any committee of the Board (the “Non-voting Observer”). From and after such designation until the Shareholder shall notify the Company the Non-voting Observer is no longer authorized by the Shareholder to serve as such, the Non-voting Observer shall have the same access to information concerning the business and operations of the Company and its Subsidiaries, receive prior notification of all meetings and actions proposed to be taken by consent, of the Board of Directors and committees thereof, receive copies of all materials provided to Directors in preparation for and at such meeting or actions proposed actions taken by consent at the same time as directors of the Company (but in no event later that three full business days prior to such meeting or the proposed date action will be taken by written consent), and shall be entitled to participate in discussions and consult with the Board of Directors of the Company without voting.

1.3      Definition of “All Reasonable Action”. The purposes of this Agreement, “all reasonable action” shall mean, in connection with any annual or special meeting of shareholders at which the term of the designees is to expire cause the Shareholder Designee and the Consultant to be included in management’s nominations to the board, use its best efforts to cause such person to be elected including soliciting proxies or necessary consents in the same manner as are used with respect to management’s other nominees.

1.4      Action by the Board of Directors. Without the approval of the Board of Directors of the Company that includes the affirmative vote of the Shareholder Designee, the Company shall not, in a single transaction or a series of related transactions, at any time after the date hereof, directly or indirectly: (a) issue any equity securities at a price per share of Common Stock (or, in the case of any security or agreement giving the holder the right to acquire Common

Stock, having a conversion or exercise price per share of Common Stock) less than 95% of the Current Market Price of the Common Stock, (b) acquire, sell, lease, transfer or otherwise dispose of any assets other than in the ordinary course of business consistent with past practice, (c) make any capital expenditure in excess of $500,000 per fiscal year or not in accordance with the annual budget approved by the Company’s Board of Directors for the then current fiscal year, (d) amend, supplement, modify or repeal any provision of the Certificate of Incorporation or By-Laws of the Company or take any other action, including, without limitation, the adoption of a stockholders’ rights plan or similar plan, or the consummation of a capital stock repurchase or redemption; (e) amend or modify the charter of the Oversight Committee of the Board (defined below”); (f) enter into, modify, extend or renew an agreement compensating an executive officer, (g) issue any equity securities having superior voting rights or dividend or liquidation preference over Common Stock; (h) any investment (including an acquisition or expenditure or divestiture, in each case in an amount in excess of $500,000; or (i) the creation of any subsidiary of the Company, any merger or other reorganization involving the Company, the sale of substantially all of the assets of the Company or the sale of 51% or more of the shares of any subsidiary thereof.

1.5      Reimbursement of Certain Expenses. The Company shall, upon request therefor, promptly reimburse the Shareholder Designee and the Non-voting Observer for all reasonable expenses incurred in connection with his attendance at meetings of the Board of Directors or of committees of the Board of Directors and any other activities undertaken by him in his capacity as a director of the Company or any Subsidiary or observer, as applicable to the same extent as the Company would reimburse any other director in respect of such activities. The foregoing shall be in addition to, and not in lieu of (or in duplication of), any indemnification or reimbursement obligations of the Company under the Certificate of Incorporation or By-Laws of the Company or by law. The Non-voting Observer shall be entitled to indemnification from the Company to the maximum extent permitted by Law as though he or she were a director of the Company or the Subsidiary.

1.6      Directors’ Indemnification; Insurance.

(a)      To the extent commercially available, the Company shall at all times maintain directors’ and officers’ liability insurance comparable in terms and coverage to that maintained on the date hereof, and the Shareholder Designee shall be covered under such insurance.

(b)      The Certificate of Incorporation, By-laws and other organizational documents of the Company shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board of Directors of the Company, and to any Non-Voting Observer as though he or she were a director of the Company. Such provisions may not be amended, repealed or otherwise modified in any manner adverse to any member of the Board of Directors or Non-Voting Observer of the Company until at least six years following the date that the Shareholder Designee is no longer a member of the Board of Directors of the Company.

(c)      The Shareholder Designee and any Non-Voting Observer are intended to be a third-party beneficiary of the obligations of the Company pursuant to this Section 1.6, and the obligations of the Company pursuant to this Section 1.6 shall be enforceable by the Shareholder Designee and the Non-voting Observer.

2.         Financial Management.

(a)      The financial affairs of the Company and its subsidiaries shall be supervised by a finance committee consisting of the Shareholder Designee, the Consultant and, to the extent possible, of non-management members of the Board which shall review and approve (including the affirmative vote of the Shareholder Designee, whether or not such Director is then a member of the audit committee) an operating budget and material variances therefrom.

(b)      The highest ranking financial officer of the Company, or in the absence of such an officer, its Chief Executive Officer, shall have the authority to appoint a non-officer signatory as a signatory for the Company and its subsidiaries bank accounts (which shall initially be the Consultant), provided payments in excess of $50,000 or a series of payments totaling $100,000 or more during a six month period if less than $50,000 individually, shall require the signatures of the such officer in addition to such non-officer signatory.

3.         Senior Executive Officers. During the term of this Agreement, the selection, appointment and removal of the Company’s chief executive, chief financial and chief accounting officers, and the replacement for such officers shall be made by only by a senior executive selection and oversight committee of up to three members of the Board of Directors (the “Oversight Committee”). During the term of this Agreement, the members of the Oversight Committee shall consist of the Consultant, the Shareholder Designee and an independent member of the Board of Directors.

4.         Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate the Shareholder and the Consultant for the breach of this Agreement by the Company, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement by the Company shall be the proper subject of a temporary or permanent injunction or straining order. Further, the Company waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

5.         Notices. Any notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or one business day after deposit with a nationally recognized overnight delivery service. Notices to the Company shall be addressed to the Company at:

Venus Beauty Supply, Inc.
31-51 Steinway Street
Long Island City, NY 11103

with a required copy to:

Herbert H. Sommer, Esq.
Sommer & Schneider LLP
595 Stewart Avenue, Suite 710
Garden City, NY 11530

6.         Termination. This Agreement shall automatically terminate upon the earlier of (a) the adjudication by a court of competent jurisdiction that the Company is bankrupt or insolvent, (b) the filing of a certificate of dissolution by the Company, (c) upon the written consent of the Shareholder and Consultant, (d) upon the listing of shares of the Company’s common stock on Nasdaq or the NYSE, or (e) on August 31, 2008.

7.         Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in particular instance and either retroactively or prospectively) only with the written consent of the Company, the Shareholder and the Consultant.

8.         Severability. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction, provided that the remaining provisions continue to reflect the intent of the parties hereto, and shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

9.         Governing Law This Agreement shall be governed by and construed under the laws of Florida, unless the Company shall redomesticate in another jurisdiction, in which case the substantive corporate laws of such jurisdiction shall govern.

10.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature on a copy of this Agreement received by a Party by facsimile is binding upon the other Party as an original. The Parties agree that a photocopy of such facsimile may also be treated by the Parties as a duplicate original.

11.       Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

12.       Liability of Shareholder. The Shareholder shall not, by reason of his ability to designate and cause the election of any member of the Board hereunder, or otherwise, be subject to any liability or obligation whatsoever with respect to the management and affairs of the Company or otherwise be or become responsible for any of the debts, liabilities or obligations of the Company.

13.       Director Indemnification. In the event that any director designated under this Agreement shall be made or threatened to be made a party to any action, suit or proceeding with respect to which he may be entitled to indemnification by the Company pursuant to its corporate charter, by-laws or otherwise, such director shall be entitled to be represented in such action, suit or proceeding by the Company’s counsel of such director’s choice and the expenses of such representation shall be reimbursed by the Company to the extent provided in or authorized by said corporate charter, by-laws or other provision and permitted by applicable law. The Company and the other parties hereto agree not to take any action to amend any provision of the corporate charter or by-laws of the Company to delete or weaken any provision relating to indemnification or directors, as presently in effect, without the prior written consent of the Consultant and the Shareholder, for so long as the Shareholder or Consultant retain the right to designate directors as provided herein.

15.       Exculpation; Rights of Parties. The parties to this agreement shall have the absolute right to exercise or refrain from exercising any rights that they may have by reason of this Agreement and no party shall incur any liability to any holder of shares of the Company as a result of such person exercising or refraining from exercising any such right.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Management Rights Agreement as of the date first above written.

COMPANY:	VENUS BEAUTY SUPPLY, INC.,
a Florida corporation

/s/ Sarah Boothe

Name: Sarah Boothe Title: President

CONSULTANT

/s/ Gabriele M. Cerrone

Gabriele M. Cerrone

PANETTA PARTNERS LTD.,
a Colorado Limited Partnership

/s/ Gabriele M. Cerrone

Name: Gabriele M. Cerrone Title: Managing Partner